UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2016
STARTEK, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	1-12793	84-1370538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8200 E. Maplewood Ave., Suite 100, Greenwood Village, CO 80111
(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (303) 262-4500

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2016, the Compensation Committee of the Board of Directors of the Company approved special performance-based restricted stock unit awards (“PRSUs”) to certain of the Company’s executive officers. The PRSUs will vest if a certain financial objective is achieved for fiscal 2016. If the objective is achieved, the recipient’s PRSUs will be settled on a one-for-one basis in shares of the Company’s common stock so long as the recipient has remained employed with the Company through such settlement date or if the recipient’s employment was terminated by the Company without cause prior to such settlement date. The PRSUs will also vest in full in the event of a change of control. The executive officers who received the PRSUs, and the amount of their PRSUs, is as follows: Rod Leach, Pete Martino and Jay Kirksey - 20,000 PRSUs each, and Don Norsworthy and John Hoholik - 10,000 PRSUs each.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARTEK, INC.

Date: February 23, 2016	By:	/s/ Chad A. Carlson
Chad A. Carlson President and Chief Executive Officer